Exhibit 7(e)

                            COIN BILL VALIDATOR, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                              AS OF MARCH 19, 1996

          COIN BILL VALIDATOR, INC., a New York corporation (the "Company"), pursuant to Section 5(a) of the Company's 1994 Stock Option Plan (the "Plan"), hereby grants to Stephen Katz (the "Optionee") an incentive stock option to purchase a total of 50,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), at the price of $6.00 per share on the terms and conditions set forth herein and in the Plan. This option is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          1. DURATION.

          (a) This option was granted as of the date first above written.

          (b) This option shall expire at the close of business on March 18, 2001 (the "Termination Date").

          2. PRICE.

                    The purchase price of 6.00 for each share of Common Stock upon exercise of this option is not less than the fair market value on the date hereof.

          3. QUALIFICATION AS INCENTIVE STOCK OPTION.

          Those options that do not meet the criteria of incentive stock options, as defined in Section 422 of the Code, are non-qualified stock options, subject to Section 83 of the Code.

          4. WRITTEN NOTICE OF EXERCISE.

          This option, to the extent it is exercisable as provided in Section 10 herein, may be exercised only be delivering to the Secretary of the Company, at its principal office within the time specified in Paragraph 1 or such shorter time as is otherwise provided for herein, a written notice of exercise substantially in the form described in Section 10.



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          5. ANTI-DILUTION PROVISIONS.

          (a) If there is any stock dividend or recapitalization resulting in a stock split, or combination or exchange of shares of Common Stock of the Company, the number of shares of Common Stock then subject to this option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but the aggregate purchase price shall be allocated among all shares subject to this option after giving effect to the adjustment; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

          (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this option as the Company's Board of Directors the ("Board") or the Compensation Committee of the Board (the "Committee") may deem equitable. Failure of the Board or the Committee to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

          (c) If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities and/or cash or other property which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the unexercised portion of this option; provided, only that the excess of the aggregate fair market value of the shares


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subject to the options  immediately  after such  substitution  over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (ii) the Company shall give to the Optionee written notice of its election not to cause such provision to be made and this option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of ten (10) days, to be designated by the Company, ending not more than ten (10) days prior to the effective date of the merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such ten (10) day period. In no event, however, shall this option be exercisable after the Termination Date.

          6. INVESTMENT REPRESENTATION AND LEGEND OF CERTIFICATES.

          The Optionee agrees that until such time as a registration statement under the Securities Act of 1933, as amended, becomes effective with respect to the option and/or the stock, the Optionee is taking this option and will take the stock underlying this option, for investment and not for resale or distribution. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of this option such legend as the Board on the Committee may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as amended.

          7. NON-TRANSFERABILITY.

          This option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

          8. CERTAIN RIGHTS NOT CONFERRED BY OPTION.

          The Optionee shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company.

          9. EXPENSES.

          The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.


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          10. EXERCISE OF OPTIONS.

          (a) The amount of shares pursuant to this option that shall become exercisable are as follows: 16,666 shares commencing March 19, 1997; 16,666 shares commencing March 19, 1998; and 16,668 shares commencing March 19, 1999.

          (b) An option shall be exercisable by written notice of such exercise, in the form prescribed by the Board or the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 100 or a multiple thereof) and shall be accompanied by payment (i) in cash or by check of the amount of the full purchase price of such shares or (ii) in such other manner as the Board or the Committee shall deem acceptable.

          (c) No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933, as amended, is not then in effect with respect to the shares issuable upon such exercise, the Company may require as a condition precedent that the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board or the Committee, that such person is acquiring the shares for their own account for investment and not with a view to the distribution thereof.

          (d) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which such person is actually recorded as the holder of such stock in the records of the Company.

          (e) This option shall be exercisable only so long as the Optionee shall continue to be an employee of the Company and within the three month period after the date of


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termination of his employment to the extent it was exercisable on the date prior to the date of termination. Notwithstanding the foregoing, in no event shall this option be exercisable after the Termination Date.

          (f) Notwithstanding the provisions of Section 10(e) above, in the event the Optionee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended), he may, but only within twelve
(12) months from the date of disability, exercise this option to the extent he was entitled to exercise it at the date of such disability. Notwithstanding the foregoing, in no event shall this option be exercisable after the Termination Date.

          (g) Notwithstanding the provisions of Section 10(e) above, in the event of death of the Optionee:

               (i) during the term of this option who is at the time of his death an employee of the Company and who shall have been in Continuous Status (as defined in the Plan) as an employee since the date of grant of this option, this option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right that would have accrued had the Optionee continued living one (1) month after the date of death; or

               (ii) within three (3) months after the termination of Continuous Status as an employee, this option may be exercised, at any time within three
(3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Notwithstanding the provisions of this Section (g), in no event shall this option be exercisable after the Termination Date.



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          11. CONTINUED EMPLOYMENT.

          Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment or limit in any way the Company's right to terminate Optionee's employment at any time.


                                             COIN BILL VALIDATOR, INC.


                                             By: /S/ WILLIAM H. WOOD
                                             -----------------------
                                                     WILLIAM H. WOOD

Accepted as of the date
first set forth above.


           /S/ STEPHEN KATZ
           ----------------
           STEPHEN KATZ


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